EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


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We consent to the incorporation by reference in this Prospectus Supplement of our report dated February 3, 1998 on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended
December 31, 1997. We also consent to the reference to our Firm under the caption "Report of Experts".


                                        /s/ COOPERS & LYBRAND L.L.P.
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                                        COOPERS & LYBRAND L.L.P.

New York, New York
June 24, 1998